As filed with the Securities and Exchange Commission on June 7, 2022.

Registration No. 333-265338

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Embark Technology, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7373	85-3343695
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

424 Townsend Street

San Francisco, California 94107

(415) 671-9628

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Richard Hawwa

Chief Financial Officer

Embark Technology, Inc.

424 Townsend Street

San Francisco, California 94107

(415) 671-9628

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rachel W. Sheridan, Esq.	Siddhartha Venkatesan
Shagufa R. Hossain, Esq.	Chief Legal Officer
Samuel D. Rettew, Esq.	Embark Technology, Inc.
Latham & Watkins LLP	424 Townsend Street
555 11th St NW, Suite 1000	San Francisco, California 94107
Washington, DC 20004	(415) 671-9628
(202) 637-2200

Approximate date of commencement of proposed sale of the securities to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the “Securities Act”) check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Embark Technology, Inc. (the “Company” or “Embark”) is filing this Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-265338) solely to file Exhibits 5.1 and 23.2 and incorporate by reference Exhibits 10.25 and 10.26. Accordingly, this amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibit. No changes are being made to the preliminary prospectus or Items 14 or 15 of Part II to the Registration Statement. Accordingly, the preliminary prospectus has been omitted from this filing.

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the estimated expenses to be borne by the registrant in connection with the issuance and distribution of the shares of Class A common stock being registered hereby.

Securities and Exchange Commission registration fee	$4,149.40
FINRA fee	$7,214.23
Accounting fees and expenses	*
Legal fees and expenses	*
Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time.

Item 14. Indemnification of Directors and Officers.

Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”) empowers a corporation to indemnify any person who was or is a party or who is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (a) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and the indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person’s heirs, executors and administrators. Section 145 also empowers the corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify such person against such liabilities under Section 145.

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Section 102(b)(7) of the DGCL provides that a corporation’s certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders or monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

Additionally, our Certificate of Incorporation limits the liability of our directors to the fullest extent permitted by the DGCL, and our Bylaws provide that we will indemnify them to the fullest extent permitted by such law. We have entered into and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of such indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was our director or officer or was serving at our request in an official capacity for another entity. We must indemnify our officers and directors against all reasonable fees, expenses, charges and other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal), or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also require us, if so requested, to advance all reasonable fees, expenses, charges and other costs that such director or officer incurred, provided that such person will return any such advance if it is ultimately determined that such person is not entitled to indemnification by us. Any claims for indemnification by our directors and officers may reduce our available funds to satisfy successful third-party claims against us and may reduce the amount of money available to us.

Item 15. Recent Sales of Unregistered Securities.

Since January 1, 2019, we have made sales of the following unregistered securities:

•	On January 12, 2021, NGA issued 6,686,667 private placement warrants to the Sponsor concurrently with the closing of the NGA IPO;

•	On November 10, 2021, we issued 20,000,000 shares of Class A common stock to certain qualified institutional buyers and accredited investors that agreed to purchase such shares in connection with the Business Combination for aggregate consideration of $200,000,000 and 2,000,000 working capital warrants in connection with the cancellation of certain loans from the Sponsor; and

•	On May 31, 2022, we issued 450,000 shares of Class A common stock to CF Principal Investments, LLC in consideration for its execution and delivery of the Purchase Agreement, dated as of May 31, 2022, by and between us and CF Principal Investments, LLC.

We issued the foregoing securities in transactions not involving an underwriter and not requiring registration under Section 5 of the Securities Act of 1933, as amended, in reliance on the exemption afforded by Section 4(a)(2) thereof.

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Item 16. Exhibits and Financial Statement Schedules.

The financial statements filed as part of this registration statement are listed in the index to the financial statements immediately preceding such financial statements, which index to the financial statements is incorporated herein by reference.

Exhibit Number	Description
2.1†	Agreement and Plan of Merger, dated as of June 22, 2021, by and among Northern Genesis Acquisition Corp. II, NGAB Merger Sub Inc. and Embark Trucks Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 17, 2021).

3.1	Second Amended and Restated Certificate of Incorporation of Northern Genesis Acquisition Corp. II (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on November 17, 2021).

3.2	Bylaws of Embark Technology, Inc. (included as by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on November 17, 2021).

4.1	Specimen Warrant Certificate of Embark Technology, Inc. (incorporated by reference to Exhibit 4.5 to Amendment No. 4 to the Registration Statement on Form S-4 (File No. 333-257647), filed with the SEC on October 13, 2021).

4.2	Specimen Class A Common Stock Certificate of Embark Technology, Inc. (incorporated by reference to Exhibit 4.6 to Amendment No. 4 to the Registration Statement on Form S-4 (File No. 333-257647), filed with the SEC on October 13, 2021).

4.3	Warrant Agreement, dated as of January 12, 2021, by and among Northern Genesis Acquisition Corp. II and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 of NGA’s Current Report on Form 8-K (File No. 001-39881), filed with the SEC on January 19, 2021).

5.1	Opinion of Latham and Watkins LLP.

10.1	Sponsor Support Agreement, dated June 22, 2021, by and among Northern Genesis Sponsor II LLC, Northern Genesis Acquisition Corp. II, each officer and director of Northern Genesis Acquisition Corp. II and Embark Trucks Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-39881), filed with the SEC on June 23, 2021).

10.2	Company Holders Support Agreement, dated June 22, 2021, by and among Northern Genesis Acquisition Corp. II, Embark Trucks Inc. and certain stockholders of Embark Trucks Inc. (incorporated by reference to the Current Report on Form 8-K of Northern Genesis Acquisition Corp. II filed on June 23, 2021).

10.3	Form of Subscription Agreement, by and between the Registrant and the undersigned subscriber party thereto (incorporated by reference to the Current Report on Form 8-K of Northern Genesis Acquisition Corp. II filed on June 23, 2021).

10.4	DeSPAC Registration Rights Agreement, by and among Embark Technology, Inc., Northern Genesis Sponsor II LLC, and certain former stockholders of Embark Trucks Inc. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K, filed on November 17, 2021).

10.5	Form of Letter Agreement from Northern Genesis II LLC and Northern Genesis Acquisition Corp. II’s officers, directors and director nominees (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-251639) of Northern Genesis Acquisition Corp. II filed on January 4, 2021).

10.6	Investment Management Trust Agreement, dated January 12, 2021, between Northern Genesis Acquisition Corp. II and Continental Stock Transfer & Trust Company, as trustee (incorporated by reference to the Current Report on Form 8-K of Northern Genesis Acquisition Corp. II filed on January 19, 2021).

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Exhibit Number	Description
10.7	Administrative Services Agreement, dated January 12, 2021, between Northern Genesis Acquisition Corp. II and Northern Genesis Sponsor II LLC (incorporated by reference to the Current Report on Form 8-K of Northern Genesis Acquisition Corp. II filed on January 19, 2021).

10.8	Private Placement Warrant Subscription Agreement, dated January 12, 2021, between Northern Genesis Acquisition Corp. II and Northern Genesis Sponsor II LLC (incorporated by reference to the Current Report on Form 8-K of Northern Genesis Acquisition Corp. II filed on January 19, 2021).

10.9	Form of Indemnification Agreement with Executive Officers and Directors of Northern Genesis Acquisition Corp. II dated January 12, 2021 (incorporated by reference to the Current Report on Form 8-K of Northern Genesis Acquisition Corp. II filed on January 19, 2021).

10.10	Amended and Restated Forward Purchase Agreement, dated April 21, 2021, between Northern Genesis Acquisition Corp. II and Northern Genesis Capital LLC (incorporated by reference to the Current Report on Form 8-K of Northern Genesis Acquisition Corp. II filed on April 27, 2021).

10.11	Form of Forward Purchase Agreement, dated as of April 21, 2021, between Northern Genesis Acquisition Corp. II and certain additional investors (incorporated by reference to the Current Report on Form 8-K of Northern Genesis Acquisition Corp. II filed on April 27, 2021).

10.12	Founder Shares Purchase Agreement, dated October 2, 2020, between Northern Genesis Acquisition Corp. II and Northern Genesis Sponsor II LLC (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-251639) of Northern Genesis Acquisition Corp. II filed on January 4, 2021).

10.13	Form of Notice Stock Option Grant and Embark Trucks Inc. 2016 Stock Option Agreement (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-257647) of Northern Genesis Acquisition Corp. II filed on July 2, 2021).

10.14	Form of Notice of Restricted Stock Unit Grant Award and Embark Trucks Inc. 2016 Stock Plan (incorporated by reference to Exhibit 10.14 to the Registration Statement on Form S-4 (File No. 333-257647), filed with the SEC on July 2, 2021).

10.15	Embark Trucks Inc. Amended and Restated 2016 Stock Plan (incorporated by reference to Exhibit 10.15 to the Registration Statement on Form S-4 (File No. 333-257647), filed with the SEC on July 2, 2021).

10.16	Embark Technology, Inc. 2021 Incentive Award Plan (incorporated by reference to Annex E to Amendment No. 4 to the Registration Statement on Form S-4 (File No. 333-257647), filed with the SEC on October 13, 2021).

10.17	Embark Technology, Inc. 2021 Employee Stock Purchase Plan (incorporated by reference to Annex F to Amendment No. 4 to the Registration Statement on Form S-4 (File No. 333-257647), filed with the SEC on October 13, 2021).

10.18	Offer Letter Agreement, dated as of May 9, 2018, by and between Embark Trucks Inc. and Alex Rodrigues (incorporated by reference to Exhibit 10.18 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-257647), filed with the SEC on July 2, 2021).

10.19	Offer Letter Agreement, dated as of May 9, 2018, by and between Embark Trucks Inc. and Brandon Moak (incorporated by reference to Exhibit 10.18 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-257647), filed with the SEC on July 2, 2021).

10.20	Offer Letter Agreement, dated as of May 9, 2018, by and between Embark Trucks Inc. and Mike Reid (incorporated by reference to Exhibit 10.18 to Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-257647), filed with the SEC on July 2, 2021).

10.21	Offer Letter Agreement, dated as of May 15, 2021, by and between Embark Trucks Inc. and Stephen Houghton (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K (File No. 001-39881), filed with the SEC on February 1, 2022).

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Exhibit Number	Description
10.22	Offer Letter Agreement, dated as of April 2, 2021, by and between Embark Trucks Inc. and Richard Hawwa.

10.23	Offer Letter Agreement, dated as of March 15, 2021, by and between Embark Trucks Inc. and Siddhartha Venkatesan.

10.24	Proxy Voting Agreement (incorporated by reference to Exhibit 10.21 to Form 8-K (File No. 001-39881), filed with the SEC on November 17, 2021).

10.25	Common Stock Purchase Agreement, dated as of May 31, 2022, by and between Embark Technology, Inc. and CF Principal Investments (incorporated by reference to Exhibit 4.1 to Form 8-K (File No. 001-39881), filed with the SEC on June 1, 2022).

10.26	Cantor Registration Rights Agreement, dated as of May 31, 2022, by and between Embark Technology, Inc. and CF Principal Investments LLC (incorporated by reference to Exhibit 4.2 to Form 8-K (File No. 001-39881), filed with the SEC on June 1, 2022).

21.1	List of Significant Subsidiaries (incorporated by reference to Exhibit 21.1 to the Registration Statement on Form S-1 (File No. 333-261324), filed with the SEC on November 24, 2021).

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Latham & Watkins LLP (included as part of Exhibit 5.1).

24.1	Power of Attorney (included on signature page of this Registration Statement).

107	Filing Fee Table.

†	The annexes, schedules, and certain exhibits to this Exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant hereby agrees to furnish supplementally a copy of any omitted annex, schedule, or exhibit to the SEC upon request.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-1 and the information required to be included in a post- effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;

(2)	that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

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(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)	that, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use; and

(5)	that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on June 7, 2022.

EMBARK TECHNOLOGY, INC.

By:	/s/ Richard Hawwa
Name: Richard Hawwa
Title: Chief Financial Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on June 7, 2022.

Signature	Title	Date

*	Director and Chief Executive Officer
Alex Rodrigues	(Principal Executive Officer)	June 7, 2022

*
Brandon Moak	Director and Chief Technology Officer	June 7, 2022

/s/ Richard Hawwa	Chief Financial Officer
Richard Hawwa	(Principal Financial Officer and
	Principal Accounting Officer)	June 7, 2022

*
Elaine Chao	Director	June 7, 2022

*
Patricia Chiodo	Director	June 7, 2022

*
Patrick Grady	Director	June 7, 2022

*
Ian Robertson	Director	June 7, 2022

*By:	/s/ Richard Hawwa
Richard Hawwa, as Attorney-in-Fact

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